Exhibit 99.1

FTI Consulting, Inc.

555 12th Street NW

Washington, DC 20004

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Record Fourth Quarter and Full Year 2018 Financial Results

•	Full Year 2018 Revenues of $2.028 Billion, Up 12.2% Compared to $1.808 Billion in Prior Year

•	Full Year 2018 EPS of $3.93, Up 42.9% Compared to $2.75 in Prior Year; Full Year 2018 Adjusted EPS of $4.00, Up 72.4% Compared to $2.32 in Prior Year

•	Fourth Quarter 2018 Revenues of $505.0 Million, Up 8.0% Compared to Prior Year Quarter

•

Fourth Quarter EPS of $0.61 Compared to $1.78 in Prior Year Quarter, Which Included a $1.19 Benefit Related to the 2017 U.S. Tax Cuts and Jobs Act; Fourth Quarter Adjusted EPS of $0.83, Up 6.4% Compared to $0.78 in Prior Year Quarter

•	Announces $100 Million Increase in Share Repurchase Authorization and Introduces 2019 Guidance

Washington, D.C., February 26, 2019 — FTI Consulting, Inc. (NYSE: FCN) today released record financial results for the fourth quarter and full year ended December 31, 2018.

For the full year 2018, revenues of $2.028 billion increased $220.1 million, or 12.2%, compared to revenues of $1.808 billion in the prior year. The increase in revenues was driven by higher demand across all business segments, with particular strength in the Corporate Finance & Restructuring and Forensic and Litigation Consulting segments. Net income of $150.6 million compared to $108.0 million in the prior year. The increase in net income was largely due to higher operating profits across all business segments and a $13.0 million gain related to the sale of the Company’s Ringtail e-discovery software and related business (“Ringtail divestiture”), which was partially offset by a $9.1 million loss on early extinguishment of debt related to the Company’s redemption of $300.0 million of its 6.0% Senior Notes due 2022 (the “2022 Senior Notes”). 2017 net income included a $44.9 million discrete tax benefit, resulting from the adoption of the 2017 U.S. Tax Cuts and Jobs Act (“2017 Tax Act”), which was partially offset by a $40.9 million special charge related to headcount and real estate reductions.

Adjusted EBITDA of $265.7 million, or 13.1% of revenues, compared to $192.0 million, or 10.6% of revenues, in the prior year. The increase in Adjusted EBITDA was due to higher revenues, which was partially offset by an increase in compensation, primarily related to higher variable compensation and an increase in billable headcount, and higher selling, general and administrative (“SG&A”) expenses.

Full year 2018 fully diluted earnings per share (“EPS”) of $3.93 compared to $2.75 in the prior year. 2018 EPS included a $9.1 million loss on early extinguishment of debt, which decreased EPS by $0.17 and $3.0 million of non-cash interest expense related to the Company’s 2.0% convertible senior notes (“2023 Convertible Notes”), which decreased EPS by $0.06. This was partially offset by the $13.0 million gain from the Ringtail divestiture, which increased EPS by $0.16. 2017 EPS included a $44.9 million discrete tax benefit related to the adoption of the 2017 Tax Act, which increased EPS by $1.14, and a $40.9 million special charge related to headcount and real estate reductions, which reduced EPS by $0.70. 2018 Adjusted EPS of $4.00, which excludes the loss on early extinguishment of debt, non-cash interest expense and gain from the Ringtail divestiture, compares to $2.32 in the prior year. The improvement in Adjusted EPS compared to the prior year period was primarily due to improved operating results. 2017 Adjusted EPS excluded the tax benefit related to the adoption of the 2017 Tax Act and the impact of special charges.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, said, “I want to thank our clients and our teams for an outstanding year. In 2018, every one of our business segments delivered top- and bottom-line growth. These results reflect the efforts by our teams across the globe to continually strengthen our firm by attracting and developing the best professionals and building businesses behind them. This, in turn, allows us to do our job: support our clients as they navigate their largest and most complex issues.”

Cash Position and Capital Allocation

Net cash provided by operating activities of $230.7 million for the year ended December 31, 2018 compared to $147.6 million for the year ended December 31, 2017. The increase was primarily due to higher cash collections resulting from increased revenues, which was partially offset by an increase in cash paid for salaries and benefits and higher income tax payments.

Cash and cash equivalents of $312.1 million at December 31, 2018 compared to $505.9 million at September 30, 2018 and $190.0 million at December 31, 2017. Total debt, net of cash, of $4.2 million at December 31, 2018 compared to $110.4 million at September 30, 2018 and $210.0 million at December 31, 2017. The sequential decline in total debt, net of cash, was primarily due to the redemption of the 2022 Senior Notes on November 15, 2018 and an increase in net cash provided by operating activities.

During the quarter, the Company repurchased 418,728 shares of its common stock at an average price per share of $63.31 for a total of $26.5 million. In full year 2018, the Company repurchased 755,803 shares of its common stock at an average price per share of $53.88 for a total of $40.7 million. Additionally, the Company used a portion of the proceeds from the issuance of the 2023 Convertible Notes to repurchase 196,050 shares at an average price per share of $76.51 for a total cost of $15.0 million. This was a separate repurchase transaction outside of the stock repurchase program. Between January 1, 2019 and February 22, 2019, the Company repurchased an additional 324,152 shares of its common stock at an average price per share of $66.68 for a total of $21.6 million. On February 21, 2019, the Company’s Board of Directors authorized an additional $100.0 million to repurchase shares of FTI Consulting’s outstanding common stock pursuant to its stock repurchase program, for an aggregate authorization of $400.0 million. As of February 22, 2019, FTI Consulting had repurchased 6,206,673 shares of its outstanding common stock at an average price per share of $40.10 for an aggregate cost of approximately $249.0 million. After giving effect to share repurchases through such date and the increased authorization, FTI Consulting has approximately $151.0 million remaining available for common stock repurchases under the program. No time limit was established for the completion of the program, and the program may be suspended, discontinued or replaced by the Board at any time without prior notice.

Under the program, FTI Consulting may repurchase shares in open-market purchases or any other method in accordance with all applicable securities laws and regulations. The specific timing and amount of repurchases will be determined by FTI Consulting’s management, in its discretion, and will vary based on market conditions, securities law limitations and other factors. The repurchases may be funded using available cash on hand or a combination of cash and available borrowings under FTI Consulting’s senior secured revolving bank credit facility.

Fourth Quarter 2018 Results

Fourth quarter 2018 revenues of $505.0 million increased $37.3 million, or 8.0%, compared to revenues of $467.7 million in the prior year quarter. Excluding the estimated negative impact from foreign currency translation (“FX”), revenues increased by $42.3 million, or 9.0%, compared to the prior year quarter. The increase in revenues was driven by higher demand across all business segments, with particular strength in the Corporate Finance & Restructuring, Forensic and Litigation Consulting and Economic Consulting segments. Net income was $23.7 million compared to $66.9 million in the prior year quarter. The decrease was largely due to the $44.9 million discrete tax benefit related to the adoption of the 2017 Tax Act, which was recorded in the fourth quarter of 2017. Adjusted EBITDA was $53.7 million, or 10.6% of revenues, compared to $55.5 million, or 11.9% of revenues, in the prior year quarter. Adjusted EBITDA declined compared to the prior year quarter, as the increase in revenues was offset by an increase in compensation, primarily related to higher variable compensation and an increase in billable headcount, and higher SG&A expenses.

Fourth quarter 2018 EPS of $0.61 compared to $1.78 in the prior year quarter. EPS in the quarter included a $9.1 million loss on early extinguishment of debt, which decreased EPS by $0.17, and $2.1 million of non-cash interest expense related to the Company’s 2023 Convertible Notes, which decreased EPS by $0.05. Fourth quarter 2017 EPS included the 2017 Tax Act benefit of $44.9 million, which increased EPS by $1.19, and a $10.8 million special charge related to headcount reductions, which reduced EPS by $0.19. Fourth quarter 2018 Adjusted EPS, of $0.83, which exclude the loss on early extinguishment of debt and non-cash interest expense, compared to $0.78 in the prior year quarter. Fourth quarter 2017 Adjusted EPS excluded the tax benefit related to the adoption of the 2017 Tax Act and the impact of special charges.

Fourth Quarter 2018 Segment Results

Corporate Finance & Restructuring

Revenues in the Corporate Finance & Restructuring segment increased $14.3 million, or 10.9%, to $144.8 million in the quarter compared to $130.5 million in the prior year quarter. Excluding the estimated negative impact from FX, revenues increased $15.7 million, or 12.1%, compared to the prior year quarter. The increase in revenues was primarily due to higher demand for business transformation and transactions services. Adjusted Segment EBITDA was $24.3 million, or 16.8% of segment revenues, compared to $25.8 million, or 19.7% of segment revenues, in the prior year quarter. Adjusted Segment EBITDA declined compared to the prior year quarter, as the increase in revenues was offset by higher compensation, primarily related to higher variable compensation and an increase in billable headcount, and an increase in SG&A expenses.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased $11.2 million, or 9.3%, to $132.1 million in the quarter compared to $120.9 million in the prior year quarter. The increase in revenues was primarily driven by higher demand for construction solutions and disputes services. Adjusted Segment EBITDA was $21.5 million, or 16.3% of segment revenues, compared to $23.6 million, or 19.5% of segment revenues, in the prior year quarter. Adjusted Segment EBITDA declined compared to the prior year quarter, as the increase in revenues was offset by higher compensation, primarily related to an increase in billable headcount and higher variable compensation, and an increase in SG&A expenses.

Economic Consulting

Revenues in the Economic Consulting segment increased $7.3 million, or 6.1%, to $128.4 million in the quarter, compared to $121.1 million in the prior year quarter. The increase in revenues was primarily due to higher demand for antitrust and financial economics services. Adjusted Segment EBITDA was $12.1 million, or 9.4% of segment revenues, compared to $14.3 million, or 11.8% of segment revenues, in the prior year quarter. Adjusted Segment EBITDA declined compared to the prior year quarter, as the increase in revenues was offset by higher compensation, primarily related to higher variable compensation and an increase in billable headcount.

Technology

Revenues in the Technology segment increased $0.8 million, or 2.0%, to $41.7 million in the quarter compared to $40.9 million in the prior year quarter. The increase in revenues was due to higher demand for consulting services, primarily related to information governance, privacy and security services, which was partially offset by a $2.8 million decline in licensing revenues related to the Ringtail divestiture. Adjusted Segment EBITDA was $2.7 million, or 6.4% of segment revenues, compared to $3.0 million, or 7.3% of segment revenues, in the prior year quarter. Adjusted Segment EBITDA was slightly lower than the prior year quarter, as the increase in revenues and lower SG&A expenses, primarily related to a decline in research and development expenses, was more than offset by higher compensation, primarily related to higher variable compensation and an increase in billable headcount.

Strategic Communications

Revenues in the Strategic Communications segment increased $3.7 million, or 6.7%, to $58.0 million in the quarter compared to $54.3 million in the prior year quarter. Excluding the estimated negative impact from FX, revenues increased $4.7 million, or 8.7%, compared to the prior year quarter. The increase in revenues was due to an increase in both retainer- and project-based revenues, primarily related to public affairs and merger and acquisition-related services. Adjusted Segment EBITDA was $11.3 million, or 19.5% of segment revenues, compared to $10.5 million, or 19.4% of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA was primarily due to higher revenues, which was partially offset by an increase in variable compensation and SG&A expenses.

2019 Guidance

The Company estimates that revenues for full year 2019 will range between $2.000 billion and $2.100 billion. The Company estimates that full year 2019 EPS will range between $3.33 and $3.83 and that Adjusted EPS will range between $3.50 and $4.00. The variance between EPS and Adjusted EPS guidance for 2019 includes estimated non-cash interest expense of $0.17 per share related to the Company’s 2023 Convertible Notes.

Fourth Quarter and Full Year 2018 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss fourth quarter and full year 2018 financial results at 9:00 a.m. Eastern Time on Tuesday, February 26, 2019. The call can be accessed live and will be available for replay over the internet for 90 days by logging onto the Company’s investor relations website here.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations manage change, mitigate risk and resolve disputes: financial, legal, operational, political & regulatory, reputational and transactional. With more than 4,700 employees located in 28 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges and make the most of opportunities. The Company generated $2.03 billion in revenues during fiscal year 2018. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

In the accompanying analysis of financial information, we sometimes use information derived from consolidated and segment financial information that may not be presented in our financial statements or prepared in accordance with generally accepted accounting principles (“GAAP”). Certain of these measures are considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission (“SEC”) rules. Specifically, we have referred to the following non-GAAP measures:

•	Total Segment Operating Income

•	Adjusted EBITDA

•	Total Adjusted Segment EBITDA

•	Adjusted EBITDA Margin

•	Adjusted Net Income

•	Adjusted Earnings per Diluted Share

•	Free Cash Flow

We have included the definitions of Segment Operating Income (Loss) and Adjusted Segment EBITDA below in order to more fully define the components of certain non-GAAP financial measures presented in this press release. We define Segment Operating Income (Loss), a GAAP financial measure, as a segment’s share of consolidated operating income. We define Total Segment Operating Income, which is a non-GAAP financial measure, as the total of Segment Operating Income (Loss) for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income (Loss) for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted Segment EBITDA, a GAAP financial measure, as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA as a basis to internally evaluate the financial performance of our segments because we believe it reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We define Adjusted EBITDA Margin as Adjusted EBITDA as a percentage of total revenues.

We define Total Adjusted Segment EBITDA, which is a non-GAAP financial measure, as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, gain or loss on sale of a business and losses on early extinguishment of debt. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP financial measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and earnings per diluted share (“EPS”), respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, non-cash interest expense on convertible notes, gain or loss on sale of a business and the impact of adopting the 2017 U.S. Tax Cuts and Jobs Act (the “2017 Tax Act”). We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results, provide management and investors with an additional understanding of our business operating results, including underlying trends.

We define Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less cash payments for purchases of property and equipment. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of the Company’s ability to generate cash for ongoing business operations and other capital deployment.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions, share repurchases and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,”

“forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flows in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer; the mix of the geographic locations where our clients are located or where services are performed; fluctuations in the price per share of our common stock; adverse financial, real estate or other market and general economic conditions; and other future events, which could impact each of our segments differently and could be outside of our control; the pace and timing of the consummation and integration of future acquisitions; the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions; retention of staff and clients; new laws and regulations, or changes thereto, including the 2017 Tax Act; and other risks described under the heading “Item 1A, Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations,” and in the Company’s other filings with the SEC. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	December 31,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$312,069	$189,961
Accounts receivable:
Billed receivables	437,797	390,996
Unbilled receivables	319,205	312,569
Allowances for doubtful accounts and unbilled services	(202,394)	(180,687)

Accounts receivable, net	554,608	522,878
Current portion of notes receivable	29,228	25,691
Prepaid expenses and other current assets	69,448	55,649

Total current assets	965,353	794,179
Property and equipment, net	84,577	75,075
Goodwill	1,172,316	1,204,803
Other intangible assets, net	34,633	44,150
Notes receivable, net	84,471	98,105
Other assets	37,771	40,929

Total assets	$2,379,121	$2,257,241

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$104,600	$94,873
Accrued compensation	333,536	268,513
Billings in excess of services provided	44,434	46,942

Total current liabilities	482,570	410,328
Long-term debt, net	265,571	396,284
Deferred income taxes	155,088	124,471
Other liabilities	127,067	134,187

Total liabilities	1,030,296	1,065,270

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 38,147 (2018) and 37,729 (2017)	381	377
Additional paid-in capital	299,534	266,035
Retained earnings	1,196,727	1,045,774
Accumulated other comprehensive loss	(147,817)	(120,215)

Total stockholders’ equity	1,348,825	1,191,971

Total liabilities and stockholders’ equity	$2,379,121	$2,257,241

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,
	2018	2017
	(unaudited)
Revenues	$504,993	$467,711

Operating expenses
Direct cost of revenues	340,162	307,566
Selling, general and administrative expenses	118,163	112,043
Special charges	—	10,811
Amortization of other intangible assets	1,865	2,766

	460,190	433,186

Operating income	44,803	34,525

Other income (expense)
Interest income and other	2,903	452
Interest expense	(7,076)	(6,547)
Loss on early extinguishment of debt	(9,072)	—

	(13,245)	(6,095)

Income before income tax provision (benefit)	31,558	28,430
Income tax provision (benefit)	7,834	(38,458)

Net income	$23,724	$66,888

Earnings per common share — basic	$0.63	$1.81

Weighted average common shares outstanding — basic	37,368	36,906

Earnings per common share — diluted	$0.61	$1.78

Weighted average common shares outstanding — diluted	38,628	37,643

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $0 and $0	$(10,185)	$1,886

Total other comprehensive income (loss), net of tax	(10,185)	1,886

Comprehensive income	$13,539	$68,774

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Year Ended December 31,
	2018	2017
Revenues	$2,027,877	$1,807,732

Operating expenses
Direct cost of revenues	1,328,074	1,215,560
Selling, general and administrative expenses	465,636	432,013
Special charges	—	40,885
Amortization of other intangible assets	8,162	10,563

	1,801,872	1,699,021

Operating income	226,005	108,711

Other income (expense)
Interest income and other	4,977	3,752
Interest expense	(27,149)	(25,358)
Gain on sale of business	13,031	—
Loss on early extinguishment of debt	(9,072)	—

	(18,213)	(21,606)

Income before income tax provision (benefit)	207,792	87,105
Income tax provision (benefit)	57,181	(20,857)

Net income	$150,611	$107,962

Earnings per common share — basic	$4.06	$2.79

Weighted average common shares outstanding — basic	37,098	38,697

Earnings per common share — diluted	$3.93	$2.75

Weighted average common shares outstanding — diluted	38,318	39,192

Other comprehensive income (loss), net of tax
Foreign currency translation adjustments, net of tax expense of $373 and $0	$(27,602)	$30,664

Total other comprehensive income (loss), net of tax	(27,602)	30,664

Comprehensive income	$123,009	$138,626

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Unaudited)
Net income	$23,724	$66,888	$150,611	$107,962
Add back:
Special charges	—	10,811	—	40,885
Tax impact of special charges	—	(3,635)	—	(13,570)
Loss on early extinguishment of debt	9,072	—	9,072	—
Tax impact of loss on early extinguishment of debt	(2,359)	—	(2,359)	—
Remeasurement of acquisition-related contingent consideration	—	—	—	702
Tax impact of remeasurement of acquisition-related contingent consideration	—	—	—	(269)
Non-cash interest expense on convertible notes	2,080	—	3,019	—
Tax impact of non-cash interest expense on convertible notes	(534)	—	(775)	—
Gain on sale of business	—	—	(13,031)	—
Tax impact of gain on sale of business	—	—	6,798	—
Impact of 2017 Tax Act	—	(44,870)	—	(44,870)

Adjusted net income	$31,983	$29,194	$153,335	$90,840

Earnings per common share — diluted	$0.61	$1.78	$3.93	$2.75
Add back:
Special charges	—	0.29	—	1.04
Tax impact of special charges	—	(0.10)	—	(0.34)
Loss on early extinguishment of debt	0.23	—	0.23	—
Tax impact of loss on early extinguishment of debt	(0.06)	—	(0.06)	—
Remeasurement of acquisition-related contingent consideration	—	—	—	0.02
Tax impact of remeasurement of acquisition-related contingent consideration	—	—	—	(0.01)
Non-cash interest expense on convertible notes	0.06	—	0.08	—
Tax impact of non-cash interest expense on convertible notes	(0.01)	—	(0.02)	—
Gain on sale of business	—	—	(0.34)	—
Tax impact of gain on sale of business	—	—	0.18	—
Impact of 2017 Tax Act	—	(1.19)	—	(1.14)

Adjusted earnings per common share — diluted	$0.83	$0.78	$4.00	$2.32

Weighted average number of common shares outstanding — diluted	38,628	37,643	38,318	39,192

FTI CONSULTING, INC.

RECONCILIATION OF EPS GUIDANCE TO ADJUSTED EPS GUIDANCE

	Year Ended December 31, 2019
	Low	High
Guidance on estimated earnings per common share – diluted (GAAP) (1)	$3.33	$3.83
Non-cash interest expense on convertible notes, net of tax	0.17	0.17

Guidance on estimated adjusted earnings per common share (Non-GAAP) (1)	$3.50	$4.00

(1)

The forward-looking guidance on estimated 2019 EPS and Adjusted EPS does not reflect other gains and losses (all of which would be excluded from Adjusted EPS) related to the future impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges, losses on early extinguishment of debt, gain or loss on sale of a business as these items are dependent on future events that are uncertain and difficult to predict. The forward-looking guidance excludes any shares of common stock potentially issuable upon conversion of the 2023 Convertible Notes from the calculation of EPS.

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

Three Months Ended December 31, 2018 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$23,724
Interest income and other							(2,903)
Interest expense							7,076
Loss on early extinguishment of debt							9,072
Income tax provision							7,834

Operating income	$22,620	$20,134	$10,667	$426	$9,975	$(19,019)	$44,803
Depreciation and amortization	894	1,042	1,398	2,248	555	835	6,972
Amortization of other intangible assets	767	303	44	—	767	—	1,881

Adjusted EBITDA	$24,281	$21,479	$12,109	$2,674	$11,297	$(18,184)	$53,656

Year Ended December 31, 2018	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$150,611
Interest income and other							(4,977)
Interest expense							27,149
Gain on sale of business							(13,031)
Loss on early extinguishment of debt							9,072
Income tax provision							57,181

Operating income	$115,124	$91,262	$64,052	$14,912	$37,250	$(96,595)	$226,005
Depreciation and amortization	3,428	4,237	5,607	12,405	2,302	3,557	31,536
Amortization of other intangible assets	3,108	1,322	296	70	3,366	—	8,162

Adjusted EBITDA	$121,660	$96,821	$69,955	$27,387	$42,918	$(93,038)	$265,703

Three Months Ended December 31, 2017 (unaudited)	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$66,888
Interest income and other							(452)
Interest expense							6,547
Income tax benefit							(38,458)

Operating income (loss)	$21,332	$20,286	$12,120	$(1,079)	$4,840	$(22,974)	$34,525
Depreciation and amortization	815	1,042	1,316	2,664	673	899	7,409
Amortization of other intangible assets	1,218	396	134	158	860	—	2,766
Special charges	2,391	1,889	714	1,230	4,153	434	10,811

Adjusted EBITDA	$25,756	$23,613	$14,284	$2,973	$10,526	$(21,641)	$55,511

FTI CONSULTING, INC.

RECONCILIATION OF NET INCOME AND OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

Year Ended December 31, 2017	Corporate Finance & Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Unallocated Corporate	Total
Net income							$107,962
Interest income and other							(3,752)
Interest expense							25,358
Income tax benefit							(20,857)

Operating income	$70,234	$54,520	$49,154	$4,795	$13,148	$(83,140)	$108,711
Depreciation and amortization	3,175	4,259	5,589	11,684	2,405	4,065	31,177
Amortization of other intangible assets	4,014	1,592	597	635	3,725	—	10,563
Special charges	5,440	12,334	6,624	5,057	7,752	3,678	40,885
Remeasurement of acquisition-related contingent consideration	—	—	—	—	702	—	702

Adjusted EBITDA	$82,863	$72,705	$61,964	$22,171	$27,732	$(75,397)	$192,038

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

	Segment Revenues	Adjusted EBITDA	Adjusted EBITDA Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)					(at period end)
Three Months Ended December 31, 2018 (unaudited)
Corporate Finance & Restructuring	$144,784	$24,281	16.8%	61%	$458	948
Forensic and Litigation Consulting	132,083	21,479	16.3%	63%	$330	1,153
Economic Consulting	128,396	12,109	9.4%	67%	$530	708
Technology (1)	41,720	2,674	6.4%	N/M	N/M	306
Strategic Communications (1)	58,010	11,297	19.5%	N/M	N/M	641

	$504,993	$71,840	14.2%			3,756

Unallocated Corporate		(18,184)

Adjusted EBITDA		$53,656	10.6%

Year Ended December 31, 2018
Corporate Finance & Restructuring	$564,479	$121,660	21.6%	66%	$433	948
Forensic and Litigation Consulting	520,333	96,821	18.6%	64%	$326	1,153
Economic Consulting	533,979	69,955	13.1%	69%	$519	708
Technology (1)	185,755	27,387	14.7%	N/M	N/M	306
Strategic Communications (1)	223,331	42,918	19.2%	N/M	N/M	641

	$2,027,877	$358,741	17.7%			3,756

Unallocated Corporate		(93,038)

Adjusted EBITDA		$265,703	13.1%

Three Months Ended December 31, 2017 (unaudited)
Corporate Finance & Restructuring	$130,532	$25,756	19.7%	62%	$434	901
Forensic and Litigation Consulting	120,869	23,613	19.5%	63%	$330	1,067
Economic Consulting	121,051	14,284	11.8%	64%	$542	683
Technology (1)	40,915	2,973	7.3%	N/M	N/M	292
Strategic Communications (1)	54,344	10,526	19.4%	N/M	N/M	630

	$467,711	$77,152	16.5%			3,573

Unallocated Corporate		(21,641)

Adjusted EBITDA		$55,511	11.9%

Year Ended December 31, 2017
Corporate Finance & Restructuring	$482,041	$82,863	17.2%	61%	$396	901
Forensic and Litigation Consulting	462,324	72,705	15.7%	61%	$321	1,067
Economic Consulting	496,029	61,964	12.5%	67%	$524	683
Technology (1)	174,850	22,171	12.7%	N/M	N/M	292
Strategic Communications (1)	192,488	27,732	14.4%	N/M	N/M	630

	$1,807,732	$267,435	14.8%			3,573

Unallocated Corporate		(75,397)

Adjusted EBITDA		$192,038	10.6%

N/M — Not meaningful

(1)

The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2018	2017
Operating activities
Net income	$150,611	$107,962
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,536	31,177
Amortization and impairment of other intangible assets	8,162	10,563
Acquisition-related contingent consideration	479	2,291
Provision for doubtful accounts	17,872	15,386
Non-cash share-based compensation	15,577	16,030
Amortization of debt discount and issuance costs	5,456	1,984
Loss on early extinguishment of debt	9,072	—
Gain on sale of business	(13,031)	—
Other	769	611
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(72,034)	(50,831)
Notes receivable	8,987	14,928
Prepaid expenses and other assets	(2,258)	629
Accounts payable, accrued expenses and other	8,908	4,421
Income taxes	11,941	(25,768)
Accrued compensation	52,510	1,795
Billings in excess of services provided	(3,885)	16,447

Net cash provided by operating activities	230,672	147,625

Investing activities
Proceeds from sale of business	50,283	—
Payments for acquisition of businesses, net of cash received	—	(8,929)
Purchases of property and equipment	(32,270)	(32,004)
Other	731	295

Net cash provided by (used in) investing activities	18,744	(40,638)

Financing activities
Borrowings (repayments) under revolving line of credit, net	(100,000)	30,000
Proceeds from issuance of convertible notes	316,250	—
Payments of long-term debt	(300,000)	—
Payments of debt issue and debt prepayment costs	(16,149)	—
Purchase and retirement of common stock	(55,738)	(168,094)
Net issuance of common stock under equity compensation plans	38,475	(504)
Payments for acquisition-related contingent consideration	(3,029)	(5,161)
Deposits and other	2,672	2,825

Net cash used in financing activities	(117,519)	(140,934)

Effect of exchange rate changes on cash and cash equivalents	(9,789)	7,750

Net increase (decrease) in cash and cash equivalents	122,108	(26,197)
Cash and cash equivalents, beginning of period	189,961	216,158

Cash and cash equivalents, end of period	$312,069	$189,961